UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DECEMBER 13, 2012

Date of Report (date of Earliest Event Reported)

FIBROCELL SCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341

(Address of principal executive offices and zip code)

(484) 713-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed by Fibrocell Science, Inc. (the “Company”) in its Form 8-K filed October 9, 2012 (“Prior 8-K”), effective upon the closing of the private offering described in the Prior 8-K, all outstanding shares of the Company’s preferred stock were converted into Company common stock and the Company no longer has any shares of preferred stock outstanding. On December 12, 2012, the Company’s board of directors retired all prior designations of its preferred stock and all such preferred stock resumed the status of authorized but unissued shares of preferred stock. On such date, the Company restated its certificate of incorporation as set forth as Exhibit 3.1 hereto.

Item 8.01.	Other Events.

On August 31, 2012, the Company sold all of the shares of common stock of Agera Laboratories, Inc. (“Agera”) held by the Company for approximately $1.0 million. Due to the disposal of Agera, the operations of Agera has been treated as a discontinued operation as it had distinguishable cash flow and operations that have been eliminated from the Company’s ongoing operations.

As a result, Agera’s operating results for the current and prior years have been reclassified as discontinued operations in the consolidated statements of operations for the years ended December 31, 2011 and 2010. The Company is required to reclassify previously reported prior period financial statements to reflect the discontinued operations on a basis comparable to the current presentation. Accordingly, the Company is required to update the financial statements included in its Annual Report on Form 10-K for the year-ended December 31, 2011 to reflect the discontinued operations and the impact of any financial accounting standards that were adopted subsequent to the filing date which required retrospective application.

The Company is providing certain financial information that has been revised in advance of filing a Registration Statement on Form S-3 in connection with the resale of shares of our common stock by certain selling shareholders.

The historical financial information included herein has been revised and updated from its original presentation to incorporate the following:

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8. Financial Statements and Supplementary Data

In addition, the Company has transitioned from its development stage to operational activities as of July 1, 2012. As such, the financial statements have also been updated to reflect that the Company is no longer a development stage company. The Company is devoting substantially all of its present efforts to establishing its LAVIV business and its clinical development product candidates. In addition, the Company entered into a financing transaction in October 2012 which raised gross proceeds of $45 million.

The updated information included in this Current Report on Form 8-K is presented in connection with the matters described above and does not constitute a restatement of previously issued financial information. The information contained in this Current Report on Form 8-K is presented as of December 31, 2011 and, except as indicated above, this information has not been updated to reflect financial results subsequent to that date or any other changes since the date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. There is no change to the Company’s previously reported consolidated financial condition or cash flows. This filing should be read together with the Company’s other filings with the Securities and Exchange Commission subsequent to the filing of the Annual Report on Form 10-K for the year ended December 31, 2011. Information in such reports and documents updates and supersedes certain information contained in this document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Restated Certificate of Incorporation

23.1	Consent of BDO USA, LLP

99.1	Updated Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Consolidated Financial Statements and Supplementary Data for the years ended December 31, 2011 and 2010 (Part II — Items 7 and 8 of the Company’s Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 30, 2012).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: December 13, 2012	By:	/s/ Declan Daly
Declan Daly,
Chief Financial Officer